UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) March 23, 2006

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 800-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 7.01	Regulation FD Disclosure

On March 23, 2006, the Company’s publicly traded subsidiary, First Advantage Corporation (“First Advantage”), issued an additional 1,650,455 shares of its Class B common stock to FADV Holdings LLC, a subsidiary of the Company that was formed for the purpose of holding the Company’s interest in First Advantage. The issuance of the Class B common stock was in accordance with the agreements entered into with First Advantage in connection with the Company’s contribution of its Credit Information Group (“CIG”) to First Advantage during the third quarter of 2005. Such contribution included the Company’s minority interest in DealerTrack Holdings, Inc. (“DealerTrack”). Pursuant to those agreements, First Advantage agreed to issue additional shares of Class B common stock to FADV Holdings LLC in the event that DealerTrack should consummate an initial public offering of its stock within a certain timeframe following the CIG contribution if the value of the contributed minority interest in DealerTrack, as determined by such initial public offering, exceeded $50 million. The initial public offering was completed by DealerTrack within the required timeframe, resulting in the required issuance of the 1,650,455 shares of First Advantage Class B common stock.

The information in this current report is being “furnished” in accordance with General Instruction B.2 of Form 8-K. As such, this information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act and is not incorporated by reference into any filings with the SEC unless it shall be explicitly so incorporated in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: March 24, 2006	By:	/s/ Kenneth D. DeGiorgio
		Name:	Kenneth D. DeGiorgio
		Title:	Senior Vice President